Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(a Delaware corporation)

Amended and Restated as of December 22, 2017

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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AMENDED AND RESTATED BY-LAWS

OF

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(a Delaware Corporation)

(Amended and Restated as of December 22, 2017)

ARTICLE I

OFFICES

SECTION 1.    REGISTERED OFFICE. The registered office of Alaska Communications Systems Group, Inc. (the “Corporation”) shall be established and maintained at the office of The Corporation Trust Company at The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and said Corporation Trust Company shall be the registered agent of the Corporation in charge thereof.

SECTION 2.    OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Corporation’s Board of Directors (the “Board of Directors” or “Board”) may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.    ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and the transaction of other business that is properly brought before the meeting in accordance with these Amended and Restated By-Laws (the “By-Laws”), the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Delaware General Corporation Law, as amended (the “DGCL”), and other applicable law shall be held at such place, either within or without the State of Delaware, and at such time and date (which date shall not be a legal holiday in the place where the meeting is to be held and if held over the Internet or other electronic technology, which date shall not be a federal holiday) as shall be designated, from time to time, by (i) resolution of the Board of Directors adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption), (ii) resolution of a duly authorized committee of the Board of Directors, or (iii) the Chairman of the Board, if delegated that authority by a resolution of the Board of Directors adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) and which shall be stated in the notice of meeting. The date and time of the annual meeting may subsequently be changed in the same manner as is required to fix the original date and time of the annual meeting. Any and all references hereafter in these By-Laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) called in lieu thereof. The Board of Directors may, in its sole discretion, determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of the Internet or other electronic technology pursuant to which the stockholders have an opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the stockholders and pose questions to the directors. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.    SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or by resolution of the Board of Directors adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption).

SECTION 3.    VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and these By-Laws may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.

Directors shall be elected by a plurality of the votes cast in any Contested Election at which a quorum is present, except in each case as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. For purposes of these By-Laws, a “Contested Election” means an election of directors with respect to which the Secretary of the Corporation has received notice that a stockholder has proposed the nomination of at least one person for election to the Board of Directors at a meeting of stockholders which notice is in compliance with the advance notice requirements set forth in Sections 7 and 8 of Article II, and such notice of nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) calendar day preceding the date the Corporation files its definitive proxy statement relating to the Corporation’s annual meeting of stockholders with the SEC (regardless of whether or not such proxy statement is thereafter revised or supplemented).

All other questions, including any election of directors that does not involve a Contested Election, shall be decided by a majority of the shares present in person or represented by proxy and entitled to vote at the meeting, except in each case as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. Each person who is nominated to stand for election as director, whether such nomination is proposed by the Corporation or a stockholder, shall, as a condition to such nomination, tender an irrevocable and executed letter of resignation in advance of the meeting for the election of directors. Such resignation will be effective if, (i) the person does not receive a majority of the votes cast at the next meeting of stockholders held for the election of directors that is not a Contested Meeting, and (ii) the Board of Directors accepts the resignation.

If, at an uncontested meeting of stockholders, any nominee for election to the Board of Directors receives a plurality of the votes cast, but does not receive a majority of the votes cast, the Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will consider the Nominating and Corporate Governance Committee’s recommendation and publicly disclose (by means of a press release, a filing with the U.S. Securities and Exchange Commission (the “SEC”) or other broadly disseminated means of communication) its decision and the rationale behind it within ninety (90)

calendar days from the date of the certification of the final election results. An incumbent director who tenders his or her resignation pursuant to this paragraph will not participate in the deliberations of the Nominating and Corporate Governance Committee or the Board of Directors with respect to such resignation. In acting on the resignation, each of the Nominating and Corporate Governance Committee and the Board of Directors shall consider all factors and other information that it may deem relevant. If the incumbent director’s resignation is not accepted by the Board of Directors, he or she shall continue to serve until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, or his or her earlier resignation or removal. If the resignation is accepted by the Board, the Board, in its sole discretion, may fill the resulting vacancy or decrease the size of the Board in accordance with these By-Laws.

A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) calendar days prior to the meeting, either at a place within the city where the meeting is to be held (if the meeting is to be held at a physical location), which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present. The list shall be made available (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) calendar days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) calendar day before such meeting date. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Except as otherwise provided by applicable law, the stock ledger shall be the sole evidence of the identity of the stockholders entitled to examine the stock ledger, the list required by this Section 3 or to vote in person or by proxy at any meeting of the stockholders and the number of shares held by each stockholder.

SECTION 4.    QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until the adjournment of the meeting, notwithstanding the withdrawal of any stockholder. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present; provided, however, that if the date of any adjourned meeting is more than thirty (30) calendar days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed but, unless a new record date is fixed in accordance with applicable laws, only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5.    NOTICE OF MEETINGS. Written or electronic notice, stating the place, date and time of the meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given to each stockholder of record entitled to vote thereat at the address appearing on the record books of the Corporation, by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile, electronic mail or other means of electronic transmission, not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting (except as otherwise required by applicable law). No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation, with postage prepaid thereon. Notice given by electronic transmission pursuant to this section shall be deemed given when electronically transmitted to the stockholder in a manner authorized by the stockholder, including, but not limited to: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.

SECTION 6.    ACTION WITHOUT A MEETING.

(a)    Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in accordance with Section 228 of the DGCL.

(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10)

calendar days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) calendar days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 6(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 6(b) or otherwise within ten (10) calendar days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) calendar day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand, by courier service, or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board pursuant to the first sentence of this Section 6(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)    In the event of the delivery, in the manner provided by this Section 6 and Section 228 of the DGCL, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 6 and Section 228 of the DGCL have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 6(c) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

SECTION 7.    ADVANCE NOTICE OF STOCKHOLDER BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING.

(a)    At any annual meeting of stockholders, only such business shall be considered as shall have been properly brought before the meeting in accordance with these By-Laws, the Certificate of Incorporation, the DGCL and other applicable law. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) if not specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), otherwise brought before the meeting by or at the direction of the Board of Directors, any duly authorized committee thereof or the Chairman of the Board of Directors if delegated that authority by a resolution of the Board of Directors adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or (iii) otherwise properly brought before the meeting by a stockholder Present in Person (as defined below) who (1) was a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)) of shares of the Corporation at the time of giving the notice provided for in this Section 7, on the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 7 in all applicable respects. Except with respect to proposed nominations of persons for election to the Board of Directors, which must be made in compliance with the provisions of Section 8 of this Article II and Section 14 of Article III and except for stockholder proposals submitted for inclusion in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the interpretations thereunder) of the Exchange Act and which proposals are not excludable under Rule 14a-8 of the Exchange Act, whether pursuant to a no-action letter from the Staff of the SEC’S Division of Corporation Finance or a determination of a federal court of competent jurisdiction, and which are included in the notice of meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof) and the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Except as aforesaid, no business shall be conducted at any annual meeting that is not properly brought before the meeting in accordance with this Section 7. In addition to the other requirements set forth in this Section 7, for any proposal of business to be considered at an annual meeting of stockholders, it (i) must be a proper subject for action by stockholders of the Corporation under these By-Laws, the Certificate of Incorporation, the DGCL and other applicable law, and (ii) must not relate to a matter that is expressly reserved for action by the Board of Directors under these By-Laws, the Certificate of Incorporation, the DGCL or other applicable law. For purposes of these By-Laws, ”Present in Person” shall mean that the stockholder proposing that the business be brought before an annual meeting, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear in person at such annual meeting (unless such meeting is held by means of the Internet or other electronic technology in which case the proposing stockholder or its qualified representative shall be present at such annual meeting by means of the Internet or other electronic technology). A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company, or (iii) a trust, any trustee of such trust.

Notwithstanding the foregoing, stockholders seeking to propose persons as nominees for election to the Board of Directors must separately comply with Section 8 of this Article II and Section 14 of Article III, and this Section 7 shall not be applicable to proposed nominations of candidates for election to the Board of Directors except for defined terms and except as expressly provided in Section 8 of this Article II and Section 14 of Article III.

(b)    For business to be properly brought before an annual meeting by a stockholder pursuant to Section 7(a)(iii) of this Article II, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation (the “Proposal Notice”), and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 7. To be timely, a stockholder’s written notice must be delivered to and received by the Secretary at the principal executive offices of the Corporation by hand delivery, courier service or by certified or registered mail, return receipt requested, not less than one hundred twenty (120) calendar days or more than one hundred fifty (150) calendar days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) calendar days from such anniversary date, notice by the stockholder to be timely must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (i) the one hundred twentieth (120th) calendar day prior to such annual meeting or (ii) the tenth (10th) calendar day following the day on which the Public Disclosure (as defined below) of the date of such meeting is first made by the Corporation (such notice that is provided within such time periods, a “Timely Notice”). For purposes of these By-Laws, “Proposal Notice Deadline” shall mean the last date for a stockholder to deliver a Proposal Notice in accordance with the provisions of the previous sentence. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described in this section. For purposes of these By-Laws, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day. For purposes of these By-Laws, “public disclosure” or its corollary “publicly disclosed” shall mean disclosure by the Corporation in (i) a document publicly filed by the Corporation with, or furnished by the Corporation to, the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act, (ii) a press release issued by the Corporation and distributed through a nationally recognized press release dissemination service, or (iii) another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein.

(c)    To be in proper form for purposes of this Section 7, the Proposal Notice shall set forth in writing:

(1)    As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”); provided, however, that Stockholder Information shall not include any such disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank or trust company who is deemed a Proposing Person solely as a result of being the stockholder directed to prepare and submit a notice required by these By-Laws on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner;

(2)    As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer; (B) a description in reasonable detail of any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation; (C) a description in reasonable detail of any agreement, arrangement or understanding, written or oral and formal or informal (including any short position or any borrowing or lending of shares of stock) that has been made by or on behalf of such Proposing Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, any Proposing Person or to increase or decrease the voting power or pecuniary or economic interest of such Proposing Person or any of its affiliates or associates with respect to stock of the Corporation; (D) a description in reasonable detail of any proxy, contract, arrangement, understanding or relationship, written or oral and formal or informal, between such Proposing Person and any other person or entity (naming each such person or entity) pursuant to which the Proposing Person has a right to vote any shares of the Corporation; (E) a description in reasonable detail of any performance-related fees (other than an asset-based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any of its derivative securities as of the date of such Proposal Notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (F) a description in reasonable detail of any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (G) a description in reasonable detail of any direct or indirect material interest in any material contract or agreement, written or oral and formal or informal, of such Proposing Person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (H) a description in reasonable detail of any plans or proposals of such Proposing Person relating to the Corporation that would be required to be disclosed by such Proposing Person or any other person or entity pursuant to Item 4 of a Schedule 13D relating to the Corporation that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such Proposing Person) together with a description of any agreements, arrangements or understandings (whether written or oral and whether formal or informal) that relate to such plans or proposals; (I) a description in reasonable detail of any agreements, arrangements or understandings, written or oral and formal or informal, that would be required to be disclosed by such Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D relating to the Corporation that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such Proposing Person); (J) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, whether written or oral and whether formal or informal) between such Proposing Person and the Corporation or any director, officer, affiliate or associate of the Corporation (naming such officer, director, affiliate, or associate), including, but not limited to, a description in reasonable detail of any contacts and discussions between such Proposing Person and any officer, director, affiliate, or associate of the Corporation (naming such officer, director, affiliate, or associate and listing the dates of such contacts and discussions) related in any manner, directly or indirectly, to (1) the proposal of any business or the proposal of any nominees sought to be brought before an annual meeting by such Proposing Person, (2) any changes sought to be made by such Proposing Person to the composition of the Board of Directors or the Corporation’s strategic direction, (3) any actions that such Proposing Person has recommended that the Corporation pursue or any plans by such Proposing Person to cause the Corporation to take such actions, or (4) any plans or proposals that such Proposing Person intends for the Corporation to pursue if any proposed business was approved, or any proposed nominees were elected, at the stockholders’ meeting; (K) a description in reasonable detail of any other relationship (whether written or oral and whether formal or informal) between such Proposing Person, on the one hand, and any principal competitor of the Corporation, on the other hand; (L) to the extent that such Proposing Person has been convicted of any past criminal offenses involving a felony, fraud, dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto; (M) to the extent that such Proposing Person has entered into any settlement agreement or arrangement with the SEC with respect to any civil enforcement action brought against such Proposing Person by the SEC, a description in reasonable detail of such civil enforcement action and such settlement agreement or arrangement; and (N) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with a contested solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (N) are referred to as the “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company who is deemed a Proposing Person solely as a result of being the stockholder directed to prepare and submit a notice required by these By-Laws on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner; and

(3)    As to each item of business that a Proposing Person proposes to bring before the meeting, (A) a description in reasonable detail of the business desired to be brought before the meeting; (B) a description in reasonable detail of the reasons for conducting such business at the meeting (including the text of any reasons for the business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC); (C) a description in reasonable detail of any interest of any Proposing Person in such business, including any anticipated benefit to any Proposing Person therefrom, including any interest that will be disclosed to the Corporation’s stockholders in any proxy statement to be distributed to the Corporation’s stockholders; (D) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the complete text of the proposed amendment); (E) a reasonably detailed description of all agreements, arrangements and understandings, written or oral and formal or informal, (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person (including their names) in connection with the proposal of such business by such Proposing Person; (F) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made with the SEC in connection with solicitations of proxies or consents by any Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; and (G) a representation that such stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the business specified in the Proposal Notice; provided, however, that the disclosures required by this paragraph (3) shall not include any disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company who is deemed a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner.

For purposes of this Section 7, the term “Proposing Person” shall mean (i) the stockholder providing the Proposal Notice, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the Proposal Notice is given, (iii) any affiliate or associate (within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner, (iv) the spouse or other family member of such stockholder or beneficial owner to the extent that such spouse or other family member is actively involved in engaging with the Corporation on behalf of such stockholder or beneficial owner, (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in any solicitation contemplated by the Proposal Notice, (vi) each person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates and associates), and (vii) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below). For purposes of these By-Laws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(d)    If the chairman of an annual meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such business was not properly brought before the meeting in accordance with this Section 7 or that the Proposal Notice was not submitted in compliance with this Section 7, then the chairman of such meeting shall so declare to such meeting and not permit such business to be transacted at such meeting. In addition, business proposed to be brought by a stockholder may not be brought before an annual meeting if such stockholder takes action contrary to the representations made in the Proposal Notice applicable to such business or if (i) when submitted to the Corporation prior to the Proposal Notice Deadline, the Proposal Notice applicable to such business contained an untrue statement of a fact or omitted to state a fact necessary to make the statements therein not misleading, or (ii) after being submitted to the Corporation, the Proposal Notice applicable to such business was not updated in accordance with these By-Laws to cause the information provided in the Proposal Notice to be true, correct and complete in all respects.

(e)    A Proposing Person shall update and supplement its Proposal Notice as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 7 shall be true, correct and complete in all respects not only prior to the Proposal Notice Deadline but also at all times thereafter and prior to the annual meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence that would cause the information provided in the Proposal Notice to be not true, correct and complete in all respects, or (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered, provided, however, that should any such event, development or occurrence take place within ten (10) business days prior to such meeting, such update and supplement shall be received by the Secretary of the Corporation not later than one (1) business day following any such event, development or occurrence.

(f)    If the information submitted pursuant to this Section 7 by any stockholder proposing business for consideration at an annual meeting shall not be true, correct and complete in all respects prior to the Proposal Notice Deadline, such information shall be deemed not to have been provided in accordance with this Section 7. For the avoidance of doubt, the updates required pursuant to this Section 7 do not cause a notice that was not true, correct and complete in all respects and in compliance with this Section 7 when first delivered to the Corporation prior to the Proposal Notice Deadline to thereafter be in proper form in accordance with this Section 7.

(g)    Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, any stockholder submitting a Proposal Notice proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, in a form and manner, including, if requested, an executed and notarized affidavit, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder in the Proposal Notice delivered pursuant to this Section 7 (including, if requested, written confirmation by such stockholder that it continues to intend to bring the business proposed in the Proposal Notice before the meeting). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested shall be deemed not to have been provided in accordance with this Section 7.

(h)    Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, any stockholder submitting a Proposal Notice proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), a written supplement, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to update the information contained in any previously submitted Proposal Notice and provide the disclosures required by this Section 7 such that they are current and true, correct and complete as of the date that such supplement is submitted to the Secretary. If a stockholder fails to provide such written supplement within such period, the information as to which such written supplement was requested shall be deemed not to have been provided in accordance with this Section 7.

(i)    For a Proposal Notice to comply with the requirements of this Section 7, each of the requirements of this Section 7 shall be directly and expressly responded to and a Proposal Notice must clearly indicate and expressly reference which provisions of this Section 7 the information disclosed is intended to be responsive to. Information disclosed in one section of the Proposal Notice in response to one provision of this Section 7 shall not be deemed responsive to any other provision of this Section 7 unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the Proposal Notice is directly and expressly responsive to the information required to be included in another section of the Proposal Notice pursuant to this Section 7. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of this Section 7 shall be disregarded and shall not satisfy the requirements of this Section 7.

(j)    For a Proposal Notice to comply with the requirements of this Section 7, it must set forth in writing directly within the body of the Proposal Notice (as opposed to being incorporated by reference from any other document or writing not prepared in response to the requirements of these By-Laws) all the information required to be included therein as set forth in this Section 7 and each of the requirements of this Section 7 shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this Section 7. For the avoidance of doubt, a Proposal Notice shall not be deemed to be in compliance with this Section 7 if it attempts to include the required information by incorporating by reference into the body of the Proposal Notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the SEC not prepared in response to the requirements of these By-Laws. For the further avoidance of doubt, the body of the Proposal Notice shall not include any documents that are not prepared in response to the requirements of these By-Laws.

(k)    A stockholder submitting the Proposal Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the Proposal Notice Deadline, is true, accurate and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this Section 7 by any stockholder proposing business for consideration at an annual meeting shall not be true, correct and complete in all respects prior to the Proposal Notice Deadline, such information shall be deemed not to have been provided in accordance with this Section 7.

(l)    Notwithstanding any notice of the meeting or proxy statement sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Section 7 to propose business at any annual meeting. If the stockholder’s proposed business is the same or relates to business brought by the Corporation and included in the Corporation’s meeting notice or any supplement thereto, the stockholder is nevertheless still required to comply with this Section 7 and deliver, prior to the Proposal Notice Deadline, its own separate and timely Proposal Notice to the Secretary of the Corporation that complies in all respects with the requirements of this Section 7.

(m)    In addition to the requirements of this Section 7 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of these By-Laws, the Certificate of Incorporation, the DGCL, the Exchange Act, the SEC and other applicable law in connection with such proposed business, any solicitation of proxies from the Corporation’s stockholders in connection therewith and any filings required to be made with the SEC in connection therewith. Nothing in this Section 7 shall be deemed to affect the rights of the Corporation’s stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 8.    ADVANCE NOTICE OF NOMINATIONS FOR ELECTION TO THE BOARD OF DIRECTORS.

(a)    Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with these By-Laws) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons duly authorized to do so by the Board of Directors or these By-Laws (including, without limitation, by making reference to the nominees in the proxy statement delivered to the Corporation’s stockholders on behalf of the Board of Directors), or (ii) by a stockholder Present in Person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 8, as of the record date for the meeting in question and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with all applicable requirements of this Section 8 and Section 14 of Article III as to such notice and nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board of Directors at a stockholders’ meeting. Except as aforesaid, no nominations of persons for election to the Board of Directors shall be proposed at any stockholders’ meeting that are not properly brought before the meeting in accordance with this Section 8 and Section 14 of Article III.

(b)    Without qualification, for a stockholder to propose a nomination of a person or persons for election to the Board of Directors at a stockholders’ meeting, the stockholder must (A) provide Timely Notice (as defined in Section 7 of this Article II) thereof in writing and in proper form to the Secretary of the Corporation containing the information, agreements and questionnaires with respect to such stockholder and its candidates for nomination for election to the Board of Directors as required to be set forth by this Section 8 and Section 14 of Article III (collectively, the “Nominating Notice”), and (B) provide any updates or supplements to such Nominating Notice at the times and in the forms required by this Section 8 and Section 14 of Article III.

(1)    Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidates for nomination as required by this Section 8 and Section 14 of Article III, and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 8. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not earlier than the one hundred fiftieth (150th) calendar day prior to such special meeting and not later than the one hundred twentieth (120th) calendar day prior to such special meeting or, if later, the tenth (10th) calendar day following the day on which public disclosure (as defined in Section 7 of this Article II) of the date of such special meeting was first made by the Corporation.

(2)    In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a Nomination Notice as described above. For purposes of these By-Laws, “Nominating Notice Deadline” shall mean the last date for a stockholder to deliver a Nominating Notice in accordance with the provisions of this Section 8.

(3)    Notwithstanding anything in this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public disclosure made by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred thirty (130) calendar days prior to the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders, a Nominating Notice with respect to an annual meeting shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board of Directors, previously submitted in proper written form a Nominating Notice, in compliance with this Section 8 and Section 14 of Article III prior to the Nominating Notice Deadline, if it shall be delivered to, or mailed to and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Corporation.

(c)    To be in proper form for purposes of this Section 8, a Nominating Notice to the Secretary of the Corporation shall set forth:

(1)    As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 7(c)(1) of this Article II, except that for purposes of this Section 8 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 7(c)(1) of this Article II);

(2)    As to each Nominating Person, any Disclosable Interests (as defined in Section 7(c)(2) of this Article II, except that for purposes of this Section 8 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 7(c)(2) of this Article II and the disclosure with respect to the business to be brought before the meeting in Section 7(c)(2) of this Article II shall be made with respect to the proposal of nominees for election as directors at the meeting;

(3)    As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a Nominating Notice pursuant to this Section 8 and Section 14 of Article III if such candidate for nomination were a Nominating Person; (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with a solicitation of proxies or consents by any Nominating Person for the election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s executed written consent to being named in the proxy or other solicitation statement of the Nominating Person as a nominee and to serving as a director of the Corporation if elected); (C) to the extent that such proposed candidate has entered into (1) any agreement, arrangement or understanding (whether written or oral and formal or informal) with, or has given any commitment or assurance to, any person as to the positions that such proposed candidate, if elected as a director of the Corporation, would take in support of or in opposition to any issue or question that may be presented to him or her for consideration in his or her capacity as a director of the Corporation, (2) any agreement, arrangement or understanding (whether written or oral and formal or informal) with, or has given any commitment or assurance to, any person as to how such proposed candidate, if elected as a director of the Corporation, would act or vote with respect to any issue or question presented to him or her for consideration in his or her capacity as a director of the Corporation, (3) any agreement, arrangement or understanding (whether written or oral and formal or informal) with any person or entity that (a) could be reasonably interpreted as having been entered into in contemplation of the proposed candidate being elected as a director of the Corporation, and (b) could limit or interfere with the proposed candidate’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its stockholders, or (4) any agreement, arrangement or understanding (whether written or oral and formal or informal) with any person that could be reasonably interpreted as having been or being intended to require such proposed candidate to consider the interests of a person (other than the Corporation and its stockholders) in complying with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its stockholders, a description in reasonable detail of each such agreement, arrangement or understanding or commitment or assurance (whether written or oral and formal or informal); (D) a description in reasonable detail of any and all agreements, arrangements and/or understandings (whether written or oral and formal or informal) between such proposed candidate and any person or entity (naming each such person or entity) with respect to any direct or indirect compensation, reimbursement, indemnification or other benefit (whether monetary or non-monetary) in connection with or related to such proposed candidate’s service on the Board of Directors if elected as a member of the Board; (E) a list of all other publicly-traded companies, whether or not currently publicly-traded or currently in existence, where the proposed candidate has been proposed as a candidate for election to a board of directors by the Nominating Person; (F) a description in reasonable detail of any and all other agreements, arrangements and/or understandings (whether written or oral and formal or informal) between such proposed candidate and any person or entity (naming such person or entity) in connection with such proposed candidate’s service or action as a proposed candidate and, if elected, as a member of the Board of Directors; (G) to the extent that such proposed candidate has been convicted of any past criminal offenses involving a felony, fraud, dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto; (H) to the extent that such proposed candidate has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, including but not limited to, the Securities Act of 1933, as amended, the Exchange Act or the Commodity Exchange Act, a description in reasonable detail of such violation and all legal proceedings relating thereto; (I) to the extent that such proposed candidate has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the proposed candidate’s current or past profession or an industry that the proposed candidate has participated in, a description in reasonable detail of such action and the reasons therefor; (J) a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the proposed candidate’s past or current service on the board of directors (or similar governing body) of any corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the proposed candidate committed any act constituting (1) a breach of fiduciary duties, (2) misconduct, (3) fraud, (4) breaches of confidentiality obligations, and/or (5) a breach of the entity’s code of conduct applicable to directors; (K) all other information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder providing the Nominating Notice or any other Nominating Person were the “registrant” for purposes of such rule and the proposed candidate were a director or executive officer of such registrant; (L) such proposed candidate’s irrevocable and executed letter of resignation as a director of the Corporation, effective upon such person’s failure to receive the required vote for re-election at the next meeting of stockholders at which such person would face re-election and upon acceptance of such resignation by the Board of Directors; (M) a completed and executed questionnaire as provided in Section 14(d) of Article III; and (N) a representation that such stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Nominating Notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

For purposes of this Section 8, the term “Nominating Person” shall mean: (i) the stockholder providing the Nominating Notice, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the Nominating Notice is given, (iii) any affiliate or associate (within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner, (iv) the spouse or other family member of such stockholder or beneficial owner to the extent that such spouse or other family member is actively involved in engaging with the Corporation on behalf of such stockholder or beneficial owner, (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in the solicitation contemplated by the Nominating Notice, (vi) each person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates and associates), and (vii) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined above).

(d)    If the chairman of an annual meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such proposed nomination was not properly brought before the meeting in accordance with this Section 8 or that the Nominating Notice was not submitted in compliance with this Section 8, then the chairman of such meeting shall so declare to such meeting and not permit such proposed nomination to be brought at such meeting. In addition, a proposed nomination to be brought by a stockholder may not be brought before an annual meeting if such stockholder takes action contrary to the representations made in the Nominating Notice applicable to such proposed nomination or if (i) when submitted to the Corporation prior to the Nominating Notice Deadline, the Nominating Notice applicable to such business contained an untrue statement of a fact or omitted to state a fact necessary to make the statements therein not misleading, or (ii) after being submitted to the Corporation, the Nominating Notice applicable to such business was not updated in accordance with these By-Laws to cause the information provided in the Nominating Notice to be true, correct and complete in all respects.

(e)    A Nominating Person shall update and supplement its Nominating Notice as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 8 shall be true, correct and complete in all respects not only prior to the Nominating Notice Deadline but also at all times thereafter and prior to the stockholders’ meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence that would cause the information provided in the Nominating Notice to be not true, correct and complete in all respects, or (B) ten (10) business days prior to the meeting at which such proposed nominations contained therein are to be considered, provided, however, that should any such event, development or occurrence take place within ten (10) business days prior to such meeting, such update and supplement shall be received by the Secretary of the Corporation not later than one (1) business day following any such event, development or occurrence.

(f)    If the information submitted pursuant to this Section 8 by any stockholder of a proposed nomination to be made at a stockholders’ meeting shall not be true, correct and complete in all respects prior to the Nominating Notice Deadline, such information shall be deemed not to have been provided in accordance with this Section 8. For the avoidance of doubt, the updates required pursuant to this Section 8 do not cause a notice that was not true, correct and complete in all respects and in compliance with this Section 8 when delivered to the Corporation prior to the Nominating Notice Deadline to thereafter be in proper form in accordance with this Section 8.

(g)    Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, any stockholder proposing nominees for consideration at a stockholders’ meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, in a form and manner, including, if requested, an executed and notarized affidavit, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 8 (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring the nominations proposed in the Nominating Notice before the meeting). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested shall be deemed not to have been provided in accordance with this Section 8.

(h)    Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, any stockholder submitting a Nominating Notice proposing nominees for consideration at a stockholders’ meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), a written supplement, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Corporation, to update the information contained in any previously submitted Nominating Notice and provide the disclosures required by this Section 8 such that they are current and true, correct and complete as of the date that such supplement is submitted to the Secretary. If a stockholder fails to provide such written supplement within such period, the information as to which such written supplement was requested shall be deemed not to have been provided in accordance with this Section 8.

(i)    For a Nominating Notice to comply with the requirements of this Section 8, it must set forth in writing directly within the body of the Nominating Notice (as opposed to being incorporated by reference from any other document or writing not prepared in response to the requirements of these By-Laws) all the information required to be included therein as set forth in this Section 8 and each of the requirements of this Section 8 shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this Section 8. For the avoidance of doubt, a Nominating Notice shall not be deemed to be in compliance with this Section 8 if it attempts to include the required information by incorporating by reference into the body of the Nominating Notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the SEC not prepared in response to the requirements of these By-Laws. For the further avoidance of doubt, the body of the Nominating Notice shall not include any documents which are not prepared in response to the requirements of these By-Laws.

(j)    For a Nominating Notice to comply with the requirements of this Section 8, each of the requirements of this Section 8 shall be directly and expressly responded to and a Nominating Notice must clearly indicate and expressly reference which provisions of this Section 8 the information disclosed is intended to be responsive to. Information disclosed in one section of the Nominating Notice in response to one provision of this Section 8 shall not be deemed responsive to any other provision of this Section 8 unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the Nominating Notice is directly and expressly responsive to the information required to be included in another section of the Nominating Notice pursuant to this Section 8. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of this Section 8 shall not satisfy the requirements of this Section 8.

(k)    A stockholder submitting the Nominating Notice, by its delivery to the Corporation, represents and warrants that, as of the Nominating Notice Deadline, all information contained therein is true, accurate and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this Section 8 by any stockholder proposing director candidates for election to the Board of Directors at a stockholders’ meeting shall not be true, correct and complete in all respects prior to the Nominating Notice Deadline, such information shall be deemed not to have been provided in accordance with this Section 8.

(l)    Notwithstanding any notice of stockholders’ meeting or proxy statement sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Section 8 to propose director candidates at any stockholders’ meeting and is still required to deliver its own separate and timely Nominating Notice to the Secretary of the Corporation prior to the Nominating Notice Deadline that complies in all respects with the requirements of this Section 8.

(m)    In addition to the requirements of this Section 8 with respect to any nominations of candidates for election to the Board of Directors proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of these By-Laws, the Certificate of Incorporation, the DGCL, the Exchange Act, the SEC and other applicable law in connection with any such proposed nominations of candidates, any solicitation of proxies from the Corporation’s stockholders in connection therewith and any filings required to be made with the SEC in connection therewith.

SECTION 9.    ORGANIZATION AND CONDUCT OF MEETINGS.

(a)    At every meeting of the stockholders, the Chairman of the Board, if there is such an officer, or if not, such person who is designated by the Board, shall act as chairman of the meeting and the presiding officer thereof and shall call all meetings to order. The Secretary shall act as secretary of all meetings of the stockholders, and in the absence of the Secretary; an Assistant Secretary, if any, shall act as secretary of such meeting of the stockholders; and in the absence of the Secretary or any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)    To the maximum extent permitted by applicable law, the Board shall be entitled to adopt, or in the absence of the Board doing so, the chairman of the meeting shall be entitled to prescribe, such rules, regulations or procedures for the conduct of meetings of stockholders as it, he or she shall deem appropriate. Such rules, regulations and procedures that the Board or the chairman of any meeting of stockholders may adopt include, without limitation: (1) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda, (2) restricting admission to the time set for the commencement of the meeting, (3) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (4) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder, (5) limiting the time allotted to questions or comments by participants, (6) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (7) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (8) complying with any state and local laws and regulations concerning safety and security, (9) restricting use of audio or video recording devices at the meeting, and (10) taking such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure. The chairman of the meeting shall also rule on the precedence of, and procedure on, motions and other procedural matters.

SECTION 10.    POSTPONEMENT AND CANCELLATION OF MEETINGS. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

SECTION 11.    INSPECTORS OF ELECTION. The Corporation may, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. If no such appointment shall be made, or if any of the inspectors so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer of the meeting at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. If appointed, the inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; ascertain the existence of a quorum; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots; and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the presiding officer at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of all proxies and ballots, the inspectors shall act in accordance with applicable law. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

ARTICLE III

DIRECTORS

SECTION 1.    AUTHORITY. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

SECTION 2.    ORGANIZATION. The Board of Directors shall from time to time, but in no event less frequently than annually, elect a Chairman of the Board from among the directors. Such Chairman of the Board shall be elected by resolution of the Board of Directors adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The Chairman of the Board may be, but is not required to be, an officer or employee of the Corporation. Meetings of the Board shall be presided over by the Chairman of the Board, or such other person as the Board may determine. The Secretary of the Corporation shall act as secretary of the meeting, and in his or her absence such other person as the person presiding over the meeting may appoint.

SECTION 3.    NUMBER. The number of directors may at any time be increased or decreased by the vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time a resolution regarding the foregoing is presented to the Board for adoption) at any meeting of the Board of Directors. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

SECTION 4.    TERM. The entire Board of Directors shall stand for election or re-election by the stockholders at each annual meeting, and each director shall be elected to serve until his or her successor shall be duly elected and duly qualified or until his or her earlier death, resignation or removal in the manner as herein provided.

SECTION 5.    RESIGNATIONS. Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered, unless the resignation specifies a later effective date or an effective date determined upon the occurrence of an event or events. A resignation that is conditioned upon the director failing to receive a specified vote for re-election as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 6.    VACANCIES. If the office of any director becomes vacant or any new directorship is created, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy or new directorship, who shall hold office for the unexpired term and until his or her successor shall be elected and shall qualify. If the office of any director becomes vacant or any new directorship is created and there are no remaining directors, the stockholders may elect any qualified person to fill such vacancy or new directorship in accordance with the provisions of Article II, Section 3, of these By-Laws, at a special meeting called, in accordance with Article II, Section 2, of these By-Laws, for such purpose.

SECTION 7.    REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at an annual meeting or a special meeting called, in accordance with Article II, Section 2, of these By-Laws, for such purpose.

SECTION 8.    COMMITTEES. The Board of Directors may designate one or more committees, including an Executive Committee, each committee to consist of one or more directors of the Corporation. The Executive Committee, if any, shall be authorized to exercise all of the powers and authority of the Board to the fullest extent permitted under Delaware law.

To the fullest extent permitted by Delaware law, any other committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 9.    MEETINGS. The annual meeting of the Board of Directors if a quorum be present, may be held after the annual meeting of the stockholders, or the time and place of such meeting may be fixed by consent of all the directors.

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or the Secretary upon the written request of any two (2) directors, on at least twenty-four (24) hours’ prior notice of the place, date and time of such meeting given to each director (except that notice to any director may be waived in writing by such director).

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 10.    NOTICE. Special meetings of the Board of Directors may be called on at least twenty-four (24) hours’ notice to each director if notice is given to each director personally or by telephone (including by a voice or text messaging system), facsimile or electronic mail, or on three (3) calendar days’ notice from the official date of deposit in the mail if notice is sent by internationally recognized courier to each director, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. Such notice need not state the purpose of, nor the business to be transacted at, that meeting, except as may otherwise be required by these By-Laws or applicable law. Notice need not be given to a director present at a meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing either before or after that meeting.

SECTION 11.    CONDUCT OF MEETING. At all meetings of the Board of Directors, the Chairman of the Board, or, in his or her absence, the Lead Independent Director or, in his or her absence, such person as may be designated by resolution of the Board adopted by a majority of the members of the Board present at the meeting, shall preside.

SECTION 12.    QUORUM. A majority of the directors then in office shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-Laws shall require the vote of a greater number.

SECTION 13.    ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed or electronically approved by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 14.    QUALIFICATIONS. In addition to complying with Section 8 of Article II of these By-laws with respect to the nomination of persons for election to the Board of Directors, a person is eligible to serve as a director if the person (and, if requested by the Board of Directors, provides a certification that to the best of the person’s knowledge, after reasonable investigation, the person):

(a)    is over the age of 21;

(b)    is not prohibited from being a director in a publicly held company, in general, or the Corporation, in particular, by any applicable law, regulation or rule (including any rule promulgated by a self-regulatory organization) or any agreement with any governmental or regulatory organization;

(c)    has submitted the executed advance irrevocable letter of resignation contemplated by Article II, Section 3 of these By-Laws; and

(d)    is in timely compliance with any request from the Board of Directors to prepare the written questionnaire with respect to the background and qualifications required to be completed on an annual basis by all directors.

ARTICLE IV

OFFICERS

SECTION 1.    APPOINTMENT. The officers of the Corporation will be those officers that have been appointed or elected by the Board of Directors, including but not limited to the Chief Executive Officer. The Board of Directors may empower the Chief Executive Officer to appoint other officers as it may deem advisable with duties as determined from time to time by the Board of Directors.

SECTION 2.    TERM OF OFFICE. Each officer will hold office until his or her successor will have been duly elected and will have qualified or until his or her death, resignation, removal, or until he or she ceases employment with the Corporation or any of its affiliated companies.

SECTION 3.    REMOVAL. Any officer may be removed by a resolution of the Board of Directors adopted by an affirmative vote of a majority of the total number of the authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time a resolution regarding removal is presented to the Board of Directors for adoption), or automatically upon the officer’s cessation of employment with the Corporation or any of its affiliated companies, or otherwise in accordance with these By-Laws. The Board of Directors may empower the Chief Executive Officer to remove an officer as it may deem advisable from time to time.

SECTION 4.    VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5.    AUTHORITY OF OFFICERS. Each officer will have the authority customarily ascribed to an officer of a corporation that has a title corresponding to the title assigned to the officer and will be empowered to act on behalf of the Corporation in the ordinary conduct of its business.

ARTICLE V

INDEMNIFICATION

SECTION 1.    INDEMNIFICATION FOR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. Subject to the other provisions of this Article V and the Certificate of Incorporation, any person (and the spouses, heirs, executors, administrators and estate of such person) who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding (as defined in Section 19 of this Article V), other than an action by or in the right of the Corporation, by reason of the fact that such person, or another person of whom such person is the legal representative, is or was serving in an Official Capacity (as defined in Section 19 of this Article V) for the Corporation, or, while serving in an Official Capacity for the Corporation, is or was serving, at the request of, for the convenience of, or to represent the interests of, the Corporation, in an Official Capacity for another corporation, limited liability company, partnership, joint venture, trust, association, or other entity or enterprise, whether for profit or not-for profit, including any subsidiaries of the Corporation, and any employee benefit plans maintained or sponsored by the Corporation (an “Other Enterprise”), whether the basis of such Proceeding is an alleged action in an Official Capacity or in any other capacity while serving in an Official Capacity, or is an employee of the Corporation specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL (as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against any and all Expenses (as defined in Section 19 of this Article V) actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

SECTION 2.    INDEMNIFICATION FOR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to the other provisions of this Article V and the Certificate of Incorporation, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Corporation against Expenses actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person, or another person of whom such person is the legal representative, shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the court shall deem proper.

SECTION 3.    INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article V, to the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Section 1 or Section 2 of this Article V, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 19 of this Article V) actually and reasonably incurred by such person in connection therewith, notwithstanding an earlier determination by the Corporation (including by its directors, stockholders or any Independent Counsel) that the Covered Person is not entitled to indemnification under applicable law. For purposes of these By-Laws, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Covered Person without any express finding of liability or guilt against the Covered Person, (ii) the expiration of one-hundred twenty (120) days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any Proceeding pursuant to which the Covered Person is required to pay less than $100,000.

SECTION 4.    INDEMNIFICATION OF OTHERS. Subject to the other provisions of this Article V, the Corporation shall have the power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. Subject to applicable law, the Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

SECTION 5.    RIGHT TO ADVANCEMENT. Expenses incurred by a Covered Person in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Such advances shall be paid by the Corporation within ten (10) business days after the receipt by the Corporation of a statement or statements from the Covered Person requesting such advance or advances from time to time together with a reasonable accounting of such Expenses; provided, however, that, if the DGCL so requires, the payment of such Expenses incurred by a Covered Person in his or her capacity as a director, officer, employee or representative in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking in writing, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified under this Article V or otherwise. The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

(a)    Except as otherwise provided in the DGCL or this Section 5, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.

(b)    Advancements of Expenses pursuant to this Section 5 shall not require approval of the Board or the stockholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 5.

(c)    Advancements of Expenses to a Covered Person shall include any and all reasonable expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

(d)    The right to advancement of Expenses shall not apply to (i) any Proceeding against a Covered Person brought by the Corporation and approved by resolution adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its stockholders, or (ii) any claim for which indemnification is excluded pursuant to these By-Laws.

SECTION 6.    LIMITATIONS ON INDEMNIFICATION. Except as otherwise required by the DGCL or the Certificate of Incorporation, notwithstanding anything in these By-Laws to the contrary, the Corporation shall not be obligated to indemnify any person pursuant to this Article V in connection with any Proceeding (or any part of any Proceeding):

(a)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)    for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act, including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules of any national securities exchange upon which the Corporation’s securities are listed, if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)    for any reimbursement of the Corporation by such person of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act, if such person is held liable therefor (including pursuant to any settlement arrangements);

(e)    related to any potential or actual violations of Section 13(d) of the Exchange Act or the rules and regulations thereof;

(f)    initiated by such person against the Corporation or its directors, officers, employees, agents or other Covered Persons, unless (i) the Board, by resolution thereof adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise made under Section 5 of this Article V, or (iv) otherwise required by applicable law; or

(g)    if prohibited by applicable law.

Notwithstanding any other provision of this Article V, no indemnification shall be provided hereunder to any such person if a final adjudication adverse to the director or officer of the Corporation, and from which there is no further right to appeal, establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, (ii) he or she received an Improper Personal Benefit (as defined below), or (iii) with respect to any criminal action or proceeding, including, but not limited to, any violations of the U.S. federal securities laws, he or she had reasonable cause to believe his or her conduct was unlawful. “Improper Personal Benefit” shall mean a person’s receipt of a personal gain in fact by reason of a person’s Official Capacity of a financial profit, monies or other advantage not also accruing to the benefit of the Corporation or to the stockholders generally and which is unrelated to his or her usual compensation by the Corporation for serving as a director or officer, including, but not limited to, (1) in exchange for the exercise of influence over the Corporation’s affairs, (2) as a result of the diversion of a corporate opportunity, or (3) pursuant to the use or communication of confidential or inside information relating to the Corporation or its business or affairs for the purpose of generating a profit from trading in the Corporation’s securities or providing a benefit to a third party, including, without the express consent of the Board, assisting a third party who is seeking to change the composition of the Board, management of the Corporation or the policies or strategic direction of the Corporation.

SECTION 7.    PROCEDURE FOR INDEMNIFICATION; DETERMINATION.

(a)    To obtain indemnification under this Article V, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification.

(b)    Upon written request by a Covered Person for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Directors (as defined in this Article V, Section 19), (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (all directors, whether or not Disinterested Directors, may participate in such designation) consisting solely of two or more Disinterested Directors, (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in this Article V, Section 19) selected by the Board, as prescribed in clause (i) above or by the committee of the Board prescribed in clause (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the Covered Person; or if a quorum of the Board cannot be obtained for clause (i) above and the committee cannot be designated under clause (ii) above, selected by a majority vote of the Board (in which directors who are parties may participate); or (iv) if such Independent Counsel determination cannot be obtained, by a majority vote of a quorum of stockholders consisting of stockholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of stockholders who are not parties to the Proceeding.

(c)    If, in regard to any Expenses (i) the Covered Person shall be entitled to indemnification pursuant to Article V, Section 3, (ii) no determination with respect to the Covered Person’s entitlement is legally required as a condition to indemnification of the Covered Person hereunder, or (iii) the Covered Person has been determined pursuant to Article V, Section 7(b) to be entitled to indemnification hereunder, then payments of the Expenses shall be made as soon as practicable but in any event no later than thirty (30) calendar days after the later of (A) the date on which written demand is presented to the Corporation pursuant to Article V, Section 7(a) or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) of this Section 7(c) is satisfied.

(d)    If (i) the Corporation (including by its Disinterested Directors, Independent Counsel or stockholders) determines that the Covered Person is not entitled to be indemnified in whole or in part under applicable law, (y) any amount of Expenses is not paid in full by the Corporation according to Article V, Section 7(c) after the Determination is made pursuant to Article V, Section 7(b) that the Indemnitee is entitled to be indemnified, or (z) any amount of any requested advancement of Expenses is not paid in full by the Corporation according to Article V, Section 5 above after a request and an undertaking pursuant to Article V, Section 5 above have been received by the Corporation, in each case, the Covered Person shall have the right to commence litigation in any court of competent jurisdiction, either challenging any such Determination, which shall not be binding, or any aspect thereof (including the legal or factual bases therefor), seeking to recover the unpaid amount of Expenses and otherwise to enforce the Corporation’s obligations under these By-Laws and, if successful in whole or in part, the Covered Person shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof and the burden of persuasion, to establish by clear and convincing evidence, that the Covered Person is not entitled to either (i) the requested indemnification or, (ii) except where the required undertaking, if any, has not been tendered to the Corporation, the requested advancement of Expenses. If the Covered Person commences legal proceedings in a court of competent jurisdiction to secure a determination that the Covered Person should be indemnified under applicable law, any such judicial proceeding shall be conducted in all respects as a de novo trial, on the merits, the Covered Person shall continue to be entitled to receive Expense advancements, and the Covered Person shall not be required to reimburse the Corporation for any Expenses advanced, unless and until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Covered Person is not entitled to be so indemnified under applicable law. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the DGCL or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the Covered Person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Covered Person has not met the applicable standard of conduct.

(e)    The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(f)    Notwithstanding anything contained herein to the contrary, if a Determination shall have been made pursuant to Article V, Section 7(b) above that the Covered Person is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Article V, Section 7(d) above.

(g)    The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Article V, Section 7(d) above that the procedures and presumptions of these By-Laws are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of these By-Laws.

SECTION 8.    PROCEDURES FOR THE DETERMINATION OF WHETHER STANDARDS HAVE BEEN SATISFIED.

(a)    All costs incurred by the Corporation in making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying all costs incurred by it in defending any suits or Proceedings challenging payments by the Corporation to a Covered Person under these By-Laws.

(b)    The Corporation shall use its best efforts to make the Determination contemplated by this Article V, Section 7(b) hereof as promptly as is reasonably practicable under the circumstances.

SECTION 9.    NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article V shall not be deemed exclusive of any other rights to which any Covered Person seeking indemnification or advancement of Expenses may be entitled to under any law (common law or statutory law), provision of the Certificate of Incorporation, bylaw, agreement, insurance policy, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s Official Capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the spouses, heirs, executors and administrators of such a person. The Corporation is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of Expenses that may change, enhance, qualify or limit any right to indemnification or the advancement of Expenses provided by this Article V, to the fullest extent not prohibited by the DGCL or other applicable law.

SECTION 10.    CONTINUATION OF RIGHTS. The rights of indemnification and advancement of Expenses provided in this Article V shall continue as to any person who has ceased to serve in an Official Capacity and shall inure to the benefit of his or her spouses, heirs, executors, administrators and estates.

SECTION 11.    CONTRACT RIGHTS. Without the necessity of entering into an express contract with any Covered Person, the obligations of the Corporation to indemnify a Covered Person under this Article V, including the duty to advance Expenses, shall be considered a contract right between the Corporation and such individual and shall be effective to the same extent and as if provided for in a contract between the Corporation and the Covered Person. Such contract right shall be deemed to vest at the commencement of such Covered Person’s service to or at the request of the Corporation, and no amendment, modification or repeal of this Article V shall affect, to the detriment of the Covered Person and such Covered Person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

SECTION 12.    SUBROGATION. In the event of payment of indemnification to a Covered Person, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

SECTION 13.    NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article V to make any payment in connection with any claim made against a Covered Person to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

SECTION 14.    INSURANCE AND FUNDING.

(a)    The Corporation shall purchase and maintain insurance, at its expense, to protect itself and any person against any liability or expense asserted against or incurred by such person in connection with any Proceeding, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article V or the DGCL or otherwise; provided that such insurance is available on acceptable terms, which determination shall be made by resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect the indemnification provided herein.

(b)    Any full or partial payment by an insurance company under any insurance policy covering any Covered Person indemnified above made to or on behalf of a Covered Person under this Article V shall relieve the Corporation of its liability for indemnification provided for under this Article V or otherwise to the extent of such payment.

(c)    In the absence of fraud, (i) the decision of the Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 14 and the choice of the person to provide the insurance or other financial arrangement is conclusive, and (ii) the insurance or other financial arrangement does not subject any director approving it to personal liability for his or her action in approving the insurance or other financial arrangement; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

SECTION 15.    SEVERABILITY. If this Article V or any word, clause, provision or other portion hereof or any award made hereunder shall for any reason be determined to be invalid on any ground by any court of competent jurisdiction, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect, and the Corporation shall nevertheless indemnify and hold harmless each Covered Person indemnified pursuant to this Article V as to all Expenses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 16.    NO IMPUTATION. The knowledge and/or actions, or failure to act, of any officer, director, employee or representative of the Corporation, an Other Enterprise or any other person shall not be imputed to a Covered Person for purposes of determining the right to indemnification under this Article V.

SECTION 17.    RELIANCE. Persons who after the date of the adoption of this Article V or any amendment thereto serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article V.

SECTION 18.    NOTICES. Any notice, request or other communication required or permitted to be given to the Corporation under this Article V shall be in writing and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

SECTION 19.    CERTAIN DEFINITIONS.

(a)    The term “Corporation” shall include, in addition to Alaska Communications Systems Group, Inc. and, in the event of a consolidation or merger involving the Corporation, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of an Other Enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b)    The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Covered Person.

(c)    The term “Expenses” shall be broadly construed and shall include all direct and indirect losses, liabilities, damages, expenses, including fees and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid or payable in connection with any judgment, award or settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification or expense advancement payments, and all other disbursements or expenses incurred in connection with (i) the investigation, preparation, prosecution, defense, mediation, arbitration, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, or otherwise being asked to participate in or respond to any discovery related to a Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Corporation to participate in such interviews or depositions, and (v) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article V.

(d)    The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and neither currently is, nor in the five (5) years previous to its selection has been, retained to represent (i) the Corporation or the Covered Person in any matter material to either such party (other than with respect to matters concerning the Covered Person under this Article V) or other indemnitees concerning similar indemnification arrangements or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Covered Person in an action to determine the Covered Person’s rights under this Article V.

(e)    The term “not opposed to the best interest of the Corporation,” when used in the context of a Covered Person’s service with respect to employee benefit plans maintained or sponsored by the Corporation, describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(f)    The term “Official Capacity” shall mean (i) service as a director or officer of the Corporation or (ii) while serving as a director or officer of the Corporation, service, at the request of the Corporation, as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise.

(g)    The term “Proceeding” shall be broadly construed and shall include any threatened, pending or completed action, suit, investigation (including any internal investigation), inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, arbitrative, legislative, investigative or otherwise and whether formal or informal, or any appeal of any kind therefrom, including an action initiated by a Covered Person to enforce a Covered Person’s rights to indemnification or advancement of Expenses under these By-Laws, and whether instituted by or in the right of the Corporation, a governmental agency, the Board, any authorized committee thereof, a class of its security holders or any other party, and whether made pursuant to federal, state or other law, or any inquiry, hearing or investigation (including any internal investigation), whether formal or informal, whether instituted by or in the right of the Corporation, a governmental agency, the Board, any committee thereof, a class of its security holders, or any other party that the Covered Person believes might lead to the institution of any such proceeding.

(h)    The term “serving at the request of the Corporation” shall include any service by an officer or director of the Corporation to the Corporation or an Other Enterprise, including any service as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise, including service relating to an employee benefit plan and its participants or beneficiaries, at the request of, for the convenience of, or to represent the interests of, the Corporation or any subsidiary of the Corporation. For the purposes of these By-Laws, a director’s or officer’s service to the Corporation or an Other Enterprise shall be presumed to be “serving at the request of the Corporation,” unless it is conclusively determined to the contrary by a majority vote of the directors of the Corporation, excluding, if applicable, such director. With respect to such determination, it shall not be necessary for the Covered Person to show any actual or prior request by the Corporation or its Board for such service to the Corporation or such Other Enterprise.

SECTION 20.    INTENT OF ARTICLE. The intent of this Article V is to provide for indemnification to the fullest extent permitted by the applicable laws of the State of Delaware. To the extent that such applicable laws may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by applicable law. Neither an amendment nor repeal of this Article V, nor the adoption of any provision of these By-Laws inconsistent with this Article V, shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article V, would accrue or arise, prior to such amendment repeal or adoption of any inconsistent provision.

ARTICLE VI

MISCELLANEOUS

SECTION 1.    CERTIFICATES OF STOCK. Unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated, a certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.

SECTION 2.    LOST CERTIFICATES. A new certificate of stock or uncertificated share may be issued in the place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as the Board of Directors may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate or uncertificated share.

SECTION 3.    TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person of by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates, if any, shall be surrendered to the Corporation by the delivery thereof to the person in charge of stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates may thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4.    STOCKHOLDERS RECORD DATE. Except as otherwise provided in these By-Laws, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any charge, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption), may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not more than sixty (60) days or less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business of the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Notwithstanding anything in this Section 4 to the contrary, a record date for determining stockholders entitled to take action by written consent shall be fixed in accordance with Section 6 of Article II.

SECTION 5.    DIVIDENDS. Subject to the provisions of the Certificate of Incorporation and any Preferred Stock Designation (as defined therein) the Board of Directors may, in its sole discretion, declare dividends upon stock of the Corporation out of funds legally available therefor. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for such purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

SECTION 6.    SEAL. The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixes or reproduced or otherwise imprinted upon the subject document or paper.

SECTION 7.    FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 8.    CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidence or indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9.    NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given by the Corporation under these By-Laws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise required by law. Whenever any notice is required to be given by the Corporation under the provisions of any law, or under the provisions of the Certificate of Incorporation or of these By-Laws, a waiver thereof, in writing and signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.

ARTICLE VII

AMENDMENTS

These By-Laws may be altered, amended or repealed at any meeting of the stockholders by the affirmative vote of the holders of shares constituting a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors if, in addition to any other notice or requirements contained herein or pursuant to the DGCL, the Exchange Act and other applicable law or regulation, notice of such alteration, amendment or repeal is contained in or accompanies the notice or waiver of notice of such meeting of stockholders, which notice shall also include or be accompanied by the text of any resolution calling for any such alteration, amendment or repeal. Except as otherwise provided in the Certificate of Incorporation, the DGCL or other applicable law or regulation, the Board of Directors may by majority vote of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time a resolution is presented to the Board for adoption) at any regular or special meeting of the Board alter, amend or repeal these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation if, in addition to any other notice or requirements contained herein or pursuant to the DGCL, the Exchange Act, and other applicable law or regulation, notice of such alteration, amendment or repeal is contained in or accompanies the notice or waiver of notice of such meeting, which notice shall also include or be accompanied by the text of any resolution calling for any such alteration, amendment or repeal.

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